EXHIBIT 10.2

SECURITY AGREEMENT
This Security Agreement (this “Security Agreement” or “Agreement”) is entered into as of May 1, 2020 by and between QUMU CORPORATION, a Minnesota corporation (“Debtor”) and ESW HOLDINGS, INC. (“Secured Party”) pursuant to the Secured Promissory Note dated as of the date hereof between Debtor and Secured Party (as amended, restated, supplemented or otherwise modified from time to time, the “Note”). Capitalized terms used herein without definition have the meanings provided in the Note.

Whereas, the execution and delivery of this Security Agreement is a condition the financial accommodations provided to Debtor under the Note;

Now, therefore, Debtor agrees with Secured Party as follows:

1.    Definitions. All terms defined in the Uniform Commercial Code of the State of New York (the “UCC”) and used herein, unless defined herein or in the Note, shall have the same definitions herein as specified in the UCC.

2.    Security Interest. Debtor hereby grants Secured Party, effective upon the occurrence of the Trigger Event (as defined below), a security interest in the following properties, assets and rights of Debtor, whether now owned or hereafter acquired: all cash deposited by or on behalf of Debtor deposited in those certain deposit accounts with Wells Fargo, National Association and identified as Account No. 4946319456 and 4125676627 (collectively, the “Deposit Accounts”), together with all proceeds thereof, any contract rights, accounts or rights to the payment of money including accounts receivable, and all interest, products, proceeds and replacements of any of the foregoing (all of the foregoing being hereinafter called the “Collateral”). For purposes of this Agreement, the term “Trigger Event” shall mean the earliest to occur of: (a) the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization by and among Synacor, Inc., Quantum Merger Sub I, Inc. and Debtor dated February 11, 2020 (the “Merger Agreement”), (b) the termination of the Merger Agreement, (c) the taking of any action in preparation for a potential bankruptcy, including without limitation board resolutions, hiring of bankruptcy counsel, the formation of a special committee or any similar action; provided that Debtor shall provide immediate notice of such action to Secured Party, (d) the institution (by petition, application, answer, consent or otherwise) of any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to Debtor under the laws or any jurisdiction and (e) April 1, 2021. The parties hereto agree and acknowledge that the no security interest shall attach pursuant to this Security Agreement unless and until the occurrence of the Trigger Event.

3.    Obligations Secured. The security interest provided in this Security Agreement shall secure all of the following obligations (collectively, the “Obligations”): (i) all obligations under the Note, and all extensions, renewals or modifications thereof, (ii) all obligations under the Security Documents now or hereafter entered into by Debtor, in each case as the same may be amended, supplemented, restated or otherwise modified from time to time.

4.    Authorization to File Financing Statements. Debtor hereby irrevocably authorizes Secured Party (and its counsel and agents) at any time following the Trigger Event and from time to time to file thereafter in any UCC jurisdiction any initial financing statements and other filing or recording documents or instruments, and any amendments, continuations or terminations thereto that (a) indicate the Collateral (i) as all cash and accounts receivable of Debtor, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC, or (ii) as being of an equal or lesser scope or with greater detail, and (b) contain any other information required by Article 9 of the UCC. Debtor agrees to reasonably cooperate with Secured Party following the Trigger Event to furnish any information to Secured Party promptly upon request in order to enable Secured Party to perfect, or better perfect or evidence the perfection of, its security interest in the Collateral.

5.    Ownership. Debtor represents and warrants that Debtor owns, and to the extent that the Collateral is to be acquired after the date hereof will own, the Collateral free from encumbrance. Debtor will use commercially reasonable efforts to defend the right, title and interest of Secured Party in and to the Collateral against all claims and demands of all persons at any time claiming the Collateral or any interest in the Collateral.

6.    Representations, Warranties and Covenants Concerning Collateral. Debtor represents and warrants that no Financing Statement or other public notice or record of any lien covering the Collateral is on file in any public office. Debtor warrants that (a) its exact legal name is as stated on the first page of this Security Agreement, (b) Debtor is an organization of the type and organized in the jurisdiction set forth on the first page of this Security Agreement, and (c) Debtor’s place(s) of business, its chief executive office, its mailing address and the locations where all of its books and records related to the Collateral is regularly kept, is 510 1st Avenue North, Suite 305, Minneapolis, MN 55403. Debtor agrees that, upon the occurrence of the Trigger Event, it will promptly execute a control agreement with respect to the Deposit Accounts in a form reasonably satisfactory to Secured Party. Debtor agrees that it will not change its name, any place of business, any location of its collateral, its mailing address or its chief executive office without giving at least 10 days prior written notice to Secured Party. The Collateral is and will remain personal property. Debtor will not change its type of organization, jurisdiction of organization or other legal structure without the prior written consent of Secured Party. Debtor will pay the cost of filing Financing Statements and Continuation Statements in all appropriate public offices and will deliver any subordinations or waivers of other liens deemed by Secured Party to be necessary. Debtor hereby appoints Secured Party as its attorney-in-fact to do all acts and things which Secured Party may deem necessary to perfect and to continue perfected the security interest created hereby and to protect and to preserve the Collateral.

7.    Other Actions as to any and all Collateral. Debtor agrees to take any other action reasonably requested by Secured Party to ensure the attachment, perfection and priority of, and the ability of Secured Party to enforce, Secured Party’s security interest in any and all of the Collateral.

8.    Use. Until a Default has occurred and is continuing, Debtor may use the Collateral in any lawful manner not inconsistent with this Security Agreement.

9.    Costs. If Debtor fails to perform any of its duties hereunder, Secured Party may, but shall not be required to, do so on Debtor’s behalf. Upon the occurrence and during the continuance of a Default, Debtor will pay the costs, including the reasonable actual attorneys’ fees, of Secured Party incurred in enforcing this Security Agreement. Any amounts expended by Secured Party in performing Debtor’s duties or enforcing this Security Agreement shall be payable by Debtor to Secured Party on demand and shall bear interest at the rate applicable from time to time to the Note.

10.    Default. Debtor will be in default under this Security Agreement and under the Obligations upon the happening of any of the following events (each a “Default”):

(a)    Debtor’s failure to perform when due any of the Obligations required to be performed by Debtor;

(b)    The occurrence of any Default as defined in the Note; or

(c)    Any representation or warranty made by Debtor herein shall prove to be incorrect in any material respect.

11.    Remedies. Upon the occurrence and during the continuance of any Default, Secured Party may at any time thereafter declare any or all monetary Obligations due and payable and all other Obligations immediately performable without notice to Debtor of the exercise of such option, and shall have the rights and remedies of a secured party under the UCC or other applicable laws. Thereafter, Secured Party may take possession of the Collateral with or without judicial process. Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Secured Party. Secured Party will give Debtor reasonable notice of the time and place of any public sale or of the time after which any private sale or any other intended disposition of the Collateral is to be made. The requirements of reasonable notice shall be met if the notice is mailed, postage prepaid, to Debtor at least 10 days before the time of the sale or disposition.

12.    Secured Party Appointed Attorney-in-Fact. Debtor hereby irrevocably constitutes and appoints Secured Party as its attorney-in-fact for Debtor with respect to the Collateral with the right to, either personally or through an agent, during the continuance of a Default, take any of the following actions: (i) collect and receive all payments made thereon, (ii) notify the parties obligated on any of the Collateral to make payment to Secured Party of any amounts due or to become due thereunder, (iii) enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any person with respect thereto, (iv) sell in one or more sales after ten days’ notice of the time and place of any public sale (which notice Debtor agrees is commercially reasonable) the whole or any part of the Collateral, (v) exercise all other rights, powers, privileges and remedies to which a holder of the Collateral would be entitled, (vi) otherwise act with respect to the Collateral as though Secured Party was the outright owner thereof, (vii) exercise any other rights or remedies lender may have under the UCC or other applicable law, (viii) take any action and to execute any instrument which Secured Party may deem necessary or advisable to accomplish the purposes of this Security Agreement. The appointment of Secured

Party as attorney-in-fact is coupled with an interest and shall be valid and irrevocable until (x) the Obligations have been indefeasibly paid in full in accordance with the provisions of the Note or any other Security Document, as applicable, and (y) Debtor has no further obligations under the Note, the other Security Documents or any other documents entered into or delivered in connection therewith. If at any time payment, in whole or in part, of any of the obligations is rescinded or must otherwise be restored or returned by Secured Party for any reason, including as a preference, fraudulent conveyance or otherwise under any bankruptcy, insolvency or similar law, such obligations shall be automatically reinstated all as though such payment had not been made. In the event payment of all or any part of the obligations is rescinded or must be restored or returned, all reasonable costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred by Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

13.    No Waivers. No waiver by Secured Party of any default shall operate or be construed as a waiver of any other Default or of the same Default on a future occasion. The taking of this Security Agreement will not waive or impair any other security Secured Party may have or hereafter acquire for the Obligations, nor will the taking of any additional security waive or impair the rights granted in this Security Agreement. Secured Party may resort to any security it may have in any order it deems proper, and may apply any payments made on any part of the Obligations to any part of the Obligations, despite any directions of Debtor to the contrary.

14.    Information. Debtor will upon no less than 48 hours’ written notice during normal business hours allow Secured Party and its agents, employees, attorneys or accountants to examine, inspect and make extracts from Debtor’s books and other records, and to verify under reasonable procedures directly with account debtors or by other methods accounts which are Collateral. Debtor will furnish to Secured Party upon request all documents evidencing any Collateral and any guarantees, security or other information relating thereto. Debtor agrees to reimburse Secured Party for the reasonable and documented fees and charges incurred in connection with any such inspection.

15.    Governing Law; Binding Effect. This Security Agreement shall be governed by the laws of the State of New York and shall inure to the benefit of, and bind, Debtor and his, her or its heirs, personal representatives, successors and assigns. No provision of this Security Agreement shall be amended, modified or waived other than by a written instrument that refers to this Security Agreement and is signed on behalf of Secured Party and Debtor. This Security Agreement may be executed in counterparts.

16.    Termination. This Security Agreement shall terminate upon the satisfaction and payment of all obligations owed to Secured Party by Debtor under the Note, but shall automatically be reinstated in the event any such payment is or is ordered to be returned by Secured Party. Promptly following termination of this Security Agreement, Secured Party shall deliver written evidence of such termination to Debtor, including any evidence necessary to terminate any liens granted hereunder.

17.    Consent to Jurisdiction. AT THE OPTION OF SECURED PARTY, THIS SECURITY AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR STATE

COURT SITTING IN CITY OF NEW YORK, BOROUGH OF MANHATTAN; AND EACH PARTY HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT ANY PARTY COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS SECURITY AGREEMENT, SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE‑DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

18.    Waiver of Trial by Jury. EACH PARTY TO THIS SECURITY AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREIN OR THEREIN, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

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In Witness Whereof, the parties have executed this Security Agreement as of the date first written above.

Secured Party:                    Debtor:

ESW HOLDINGS, INC.                QUMU CORPORATION

______________________________        __________________________________
By: __________________________            By: ___________________________
Its: __________________________            Its: _____________________________